UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Main Street, Suite 3100, Fort Worth, Texas	75032
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (817) 820-7080

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 16, 2012, VHGI Coal, Inc., a Delaware corporation (“VHGI Coal”), which is a wholly owned subsidiary of VHGI Holdings, Inc., a Delaware corporation (the “Company”), closed the transaction (the “Transaction”) contemplated by that certain Stock Purchase Agreement dated December 29, 2011 (as subsequently amended on February 1, 2012, the “Stock Purchase Agreement”) between VHGI Coal, Lily Group, Inc., an Indiana corporation (“Lily”) and Paul R. Risinger (“Seller”), the sole stockholder of Lily, pursuant to which VHGI Coal purchased from Seller all outstanding shares of Lily’s common stock.

On February 22, 2012, the Company filed a Current Report on Form 8-K to report the completion of the Transaction. This Amendment No. 1 on Form 8-K/A is being filed to provide financial statements and pro forma financial information for the Transaction as required by parts (a) and (b) of Item 9.01 of Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) are filed as Exhibit 99.1 to this amendment and incorporated herein by reference.

(b)  Pro forma financial information.

The pro forma financial information required by Item 9.01(b) is filed as Exhibit 99.2 to this amendment and is incorporated herein by reference.

Exhibits

23.1	Consent of Montgomery Coscia Greilich LLP.

99.1
Audited Balance Sheet of Lily Group, Inc. as of December 31, 2010 and 2011, and the related Statements of Operations, Stockholders’ Equity, and Cash Flows for the period from inception (August 27, 2008) through December 31, 2011, and the notes thereto.

99.2
The Unaudited Pro Forma Condensed Combined Balance Sheet of VHGI Holdings, Inc. as of December 31, 2011, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2011 and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	May 3, 2012
By:		/s/ Douglas P. Martin
Name:		Douglas P. Martin
Title:		Chief Executive Officer